UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A12(b)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIRES EXCHANGE ACT OF 1934



                            South Texas Oil Company
                 --------------------------------------------
            (Exact name of registrant as specified in its charter)

        Nevada                                              74-2949620
------------------------                        	  --------------
(State or incorporation or organization)                   (IRS Employer
							Identification No.)


          769 Highway 95 N, Bastrop, TX			        78602
-----------------------------------------------               ---------
    (Address of principal executive offices)                  (Zip Code)


      Title of each class              Name of each exchange on which
      To be so registered              each class is to be registered
  ----------------------------	       ------------------------------
  COMMON STOCK, .001 PAR VALUE             THE NASDAQ MARKET LLC


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the exchange Act and is effective pursuant to General Instruction A. (c), check the Following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the exchange Act and is effective pursuant to General Instruction A. (d), check the Following box. [ ]

Securities Act registration file number to which this form relates:333-127482

Securities to be registered pursuant to Section 12(g) of the Act:   Not
applicable

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the Common Stock, par value $0.001 per share ("Common Stock"), of South Texas Oil Company, a Nevada corporation (the
"Registrant"), to be registered hereunder is contained under the caption "Description of Securities" in the Form SB-2/A Prospectus that constitutes part of the Registrant's Registration Statement on Form SB-2 (File No. 333-127482) initially filed with the U.S. Securities and Exchange Commission on August 12, 2005, as amended from time to time, and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.


ITEM 2.    EXHIBITS.

                  Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.







                                  SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Date: October 26, 2007


                                   By:    Murray N. Conradie,
                                   Title: CEO, Chairman and Director
                                         (Principal Executive Officer)